UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On January 3, 2008, IDT Corporation’s (the “Registrant”) Board of Directors voted to switch the current positions of Mr. Stephen R. Brown and Mr. Marc J. Oppenheimer within the Registrant’s management team. As such, Mr. Brown was elected as the Registrant’s Chief Financial Officer and Treasurer and Mr. Oppenheimer was elected as Chief Operating Officer of the Registrant.

Mr. Brown, 51, joined the Registrant as its Chief Financial Officer in May 1995, a position he held until May 2006 and again from March 2007 through August 2007. Prior to his appointment as Chief Operating Officer in October 2007, Mr. Brown served as Senior Vice President of the Registrant, a position he held since September 2007. Mr. Brown also served as Treasurer of the Registrant from March 2007 through August 2007, a position he previously held from June 2002 through May 2006. Mr. Brown has been the Chairman of IDT Carmel since June 2007. Mr. Brown served as a director of the Registrant from February 2000 through December 2006. He served as Co-Chairman of the Board of the Registrant’s IDT Entertainment subsidiary from November 2003, and as President and Treasurer of that division from December 2002, in each case until its sale in August 2006. Mr. Brown was a director of Net2Phone, Inc. from October 2001 to October 2004 and the Chief Financial Officer of IDT Spectrum from June 2005 to November 2005.

Mr. Oppenheimer, 50, previously served IDT as Executive Vice President, Chief Financial Officer and Treasurer since August 2007. He served as a director of the Registrant from April 2006 through August 2007 and on either the Registrant’s or its subsidiary’s boards since December 2002. Mr. Oppenheimer has been the President of Octagon Associates, Inc., a merchant banking and financial/strategic advisory firm, since 1994, and President and a director of its affiliate, LC Holdings Ltd., since its creation in 2007. Until mid-2006, he was Executive Vice President of Kenmar Global Investment Management, Inc., and a Managing Director of Kenmar-Nihon Venture Capital, LLC. Kenmar is a global asset management firm which, during his tenure, managed $2.4 billion in assets. Mr. Oppenheimer was previously the President and Chief Executive Officer of Crystallex International Corporation (AMEX: KRY), a publicly traded international natural resources company primarily focused in South America, from February 1995 to September 2003 and served as its Vice Chairman from September 2003 to May 2004.

There are no arrangements or understandings between Mr. Brown or Mr. Oppenheimer and any other person pursuant to which Mr. Brown and Mr. Oppenheimer were appointed to their new positions, nor are there any family relationships between any director or executive officer and Messrs. Brown and Oppenheimer. Since the beginning of the Registrant’s last fiscal year, Messrs. Brown and Oppenheimer have had no direct or indirect material interest in any transaction to which the Registrant was a party that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the January 4, 2008 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant, dated January 4, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: January 7, 2008

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EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Registrant, dated January 4, 2008.

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